UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012 (August 23, 2012)

UNITED STATES OIL AND GAS CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53971	26-0231090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9322 3rd Avenue, Suite 475
Brooklyn, New York 11209
 (Address of Principal Executive Offices)

(512) 464-1225
(Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On August 23, 2012, the Board of Directors (the “Board”) of United States Oil & Gas Corp (the “Company”) accepted the resignation of David Lindemann as a member of the Board effective August 24, 2012, and accepted the resignation of Michael Taylor as Corporate Secretary of the Company, as well as his position as a member of the Board effective August 24, 2012. Ed McMahon was also elected to the Board.

Ed McMahon, 56, has been a registered representative and general securities principal with J.P. Turner & Company, LLC (Member SIPC) since March 2010. J.P. Turner is an independent brokerage and full service investment bank located in Atlanta Georgia. Prior to this, Mr. McMahon worked at Sky Capital in New York from January 2001 to March 2010.  Mr. McMahon has managed and owned his own independent branch office in New York for J.P. Turner since joining them. In his capacity as a senior broker, Mr. McMahon has served international clientele, and is a member of the firm’s Founders Club.  Mr. McMahon has thirty years of financial industry experience. From January 1981to January 1983 he was a Senior Vice President with Bear Stearns in New York. From January 1983 to June 1988 he was with Oppenheimer and Co. He has also worked with Smith Barney and Paine Webber.  He received his BA in Theology from Creighton University in Omaha, Nebraska.  Mr. McMahon’s experience within the financial markets and international investors qualify him to serve on our Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2012	UNITED STATES OIL AND GAS CORP

	By:	/S/ James Crimi
	Name:	James Crimi
	Its:	Chief Executive Officer and President